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                                                                      EXHIBIT 11

            HEALTHDYNE INFORMATION ENTERPRISES, INC. AND SUBSIDIARIES
              STATEMENT OF COMPUTATION OF PER SHARE EARNINGS (LOSS)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                  YEARS ENDED DECEMBER 31,
                                            ------------------------------------
                                              1997          1996          1995
                                              ----          ----          ----
Net earnings (loss)                         $(6,166)      $  1,183      $ (9,983)
                                            =======       ========      ========

Weighted average number of common
shares outstanding                           20,336         17,481        15,653
                                            =======       ========      ========
Basic net earnings (loss) per
  common share                              $  (.30)      $    .07      $   (.64)
                                            =======       ========      ========

Shares used in diluted net earnings
(loss) per share calculation:
  Weighted average number of
    common shares outstanding                20,336         17,481        15,653
  Additional shares assumed
    outstanding from dilutive
    stock options used in diluted
    earnings (loss) per share
    calculation                                -- *          1,395          -- *
                                            -------       --------      --------
                                             20,336         18,876        15,653
                                            =======       ========      ========
Diluted net earnings (loss) per common
share                                       $  (.30)      $    .06      $   (.64)
                                            =======       ========      ========

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  *   Since stock options are antidilutive to the loss per common share calculations, stock options are not considered in such loss per share calculations in 1997 and 1995.